As filed with the Securities and Exchange Commission on January 19, 2018

Registration No. 333-221147

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 2
ON FORM S-3
TO FORM S-4 REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

LITTELFUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3795742
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8755 W. Higgins Road, Suite 500

Chicago, Illinois 60631

(773) 628-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Ryan K. Stafford, Esq.

Executive Vice President, Chief Legal and

Human Resources Officer and Corporate Secretary

Littelfuse, Inc.

8755 West Higgins Road, Suite 500

Chicago, Illinois 60631

(773) 628-1000
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  From time to time.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 457(b), all filing fees payable in connection with the securities on this Registration Statement were previously paid in connection with the filing of the Registration Statement on Form S-4 (Registration No. 333-221147) filed on October 26, 2017, pursuant to which a total of $52,633.66 has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Littelfuse, Inc. (“Littelfuse,” the “registrant”, “we” or “our”) hereby amends its Registration Statement on Form S-4 (Registration No. 333-221147) filed on October 26, 2017, as amended by Pre-Effective Amendments Nos. 1 and 2 respectively filed on December 5, 2017 and December 11, 2017 and Post-Effective Amendment No. 1 on January 17, 2018 (as amended, the “Form S-4”), by filing this Post-Effective Amendment No. 2 on Form S-3 (the “Form S-3”).

On January 17, 2018, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 25, 2017 and amended as of December 4, 2017, by and among Littelfuse, IXYS Corporation (“IXYS”), Iron Merger Co., Inc. (“Merger Sub 1”) and IXYS Merger Co., LLC (“Merger Sub 2”), Merger Sub 1 merged with and into IXYS, with IXYS surviving, and immediately after such merger, IXYS merged with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly owned subsidiary of Littelfuse.

This Post-Effective Amendment No. 2 relates to the offer and sale of 255 shares of common stock, par value $0.01 per share, of Littelfuse (“Littelfuse common stock”) issuable upon the exercise of certain outstanding stock options held by the estate of a former employee of IXYS (which options were granted under the IXYS Corporation 2013 Equity Incentive Plan) and assumed by Littelfuse pursuant to the Merger Agreement (as described herein).  All such shares of Littelfuse common stock were originally registered by Littelfuse on the Form S-4, which became effective on December 12, 2017.

PROSPECTUS

LITTELFUSE, INC.

255 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

On January 17, 2018, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 25, 2017 and amended as of December 4, 2017, by and among Littelfuse, IXYS Corporation (“IXYS”), Iron Merger Co., Inc. (“Merger Sub 1”) and IXYS Merger Co., LLC (“Merger Sub 2”), Merger Sub 1 merged with and into IXYS, with IXYS surviving (the “Initial Merger”), and immediately after the Initial Merger, IXYS merged with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly owned subsidiary of Littelfuse (the “Follow-On Merger” and collectively with the Initial Merger, the “Merger”).

Pursuant to the Merger Agreement, as described in the Registration Statement on Form S-4 (Registration No. 333-221147) filed by Littelfuse (the “Form S-4”), which became effective on December 12, 2017, at the effective time of the Initial Merger (the “Effective Time”), each outstanding and unexercised option to purchase shares of common stock, par value $0.01 per share, of IXYS (“IXYS common stock”), granted by IXYS under one of its equity plans (each, an “IXYS stock option”) was assumed by Littelfuse and converted into an option (a “Littelfuse stock option”) to acquire (i) that number of whole shares of common stock, par value $0.01 per share, of Littelfuse (“Littelfuse common stock”) (rounded down to the nearest whole share) equal to the product of (x) the number of shares of IXYS common stock subject to such IXYS stock option immediately prior to the Effective Time multiplied by (y) 0.1265 of a share of Littelfuse common stock, (ii) at an exercise price per share of Littelfuse common stock (rounded up to the nearest whole cent) equal to the quotient of (x) the exercise price per share of IXYS common stock of such IXYS stock option divided by (y) 0.1265 of a share of Littelfuse common stock.  Each IXYS stock option assumed and converted into a Littelfuse stock option continues to have, and is subject to, the same vesting schedule (including any accelerated vesting terms) and all other terms and conditions as applied to such IXYS stock option immediately prior to the Effective Time.

This prospectus relates to the offer and sale of 255 shares of Littelfuse common stock issuable upon the exercise of certain outstanding option awards held by the estate of a former employee of IXYS.

Shares of Littelfuse common stock are traded under the symbol “LFUS” on the NASDAQ Global Select Market.

Our principal executive offices are located at 8755 W. Higgins Road, Suite 500, Chicago, IL 60631.  Our telephone number is (773) 628-1000.

Investing in these securities involves risks.  See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

SUMMARY

This summary contains basic information about us and this offering.  Because it is a summary, it does not contain all of the information that you should consider before investing in shares of Littelfuse common stock.  You should read this entire prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in our Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q, the section entitled “Risk Factors” in our Registration Statement on Form S-4 (Registration No. 333-221147) and our financial statements and the notes thereto incorporated by reference into this prospectus before making an investment decision.

LITTELFUSE, INC.

We are one of the world’s leading suppliers of circuit protection products for the electronics, automotive, and industrial markets, with expanding platforms in sensors and power control components and modules.  In addition to circuit protection products and solutions, we offer electronic reed switches and sensors, automotive sensors for comfort and safety systems and a comprehensive line of highly reliable electromechanical and electronic switch and control devices for commercial and specialty vehicles, as well as protection relays and power distribution centers for the safe control and distribution of electricity.  Littelfuse has a network of global engineering centers and labs that develop new products and product enhancements, provide customer application support and test products for safety, reliability and regulatory compliance.  Littelfuse’s devices protect products in virtually every market that uses electrical energy, from consumer electronics to automobiles to industrial equipment.

Littelfuse conducts its business through three reportable segments which are defined by markets and consist of Electronics, Automotive and Industrial.

Electronics Segment:  Provides circuit protection components for overcurrent and overvoltage protection, as well as sensor components and modules to leading global manufacturers of a wide range of electronic products.  The segment covers a broad range of end markets, including consumer electronics, telecommunications equipment, medical devices, lighting products and white goods.  The Electronics segment has one of the broadest product offerings in the industry including fuses and protectors, positive temperature coefficient resettable fuses, varistors, polymer electrostatic discharge suppressors, discrete TVS diodes, TVS diode arrays protection and switching thyristors, gas discharge tubes, power switching components, fuseholders, reed switch and sensor assemblies, insulated gate bipolar transistors blocks and related accessories.  The Electronics segment supplies products to leading manufacturers such as Cisco, Celestica, Delta, Flextronics, Foxconn, Huawei, IBM, Intel, Jabil, LG, Microsoft, Nokia, Panasonic, Quanta, Samsung, Sanmina-SCI, Seagate, Siemens and Sony, as well as to leading electronics distributors such as Arrow Electronics, Future Electronics, TTI, Mouser Electronics and Digi-Key.

Automotive Segment:  Provides circuit protection and sensor products to the worldwide automotive original equipment manufacturers (“OEM”) and parts distributors of passenger automobiles, trucks, buses and off-road equipment.  In addition, Littelfuse supplies heavy duty power distribution modules, switches and relays to the commercial vehicle industry.  Littelfuse also sells its fuses, including blade fuses, high current fuses, battery cable protectors and varistors, in the automotive replacement parts market.  In the automotive passenger car and commercial vehicle market, Littelfuse’s end customers include worldwide OEMs and Tier One suppliers such as Autoliv, BMW, Caterpillar, Chrysler, Daimler Trucks NA, Delphi, Ford Motor Company, General Motors, Hyundai Group, John Deere, Key Safety Systems, Lear, Navistar, Stabilus and Volkswagen.  Littelfuse also supplies wiring harness manufacturers and auto parts suppliers worldwide, including Advance Auto Parts, Alphabet, Continental, Delphi, Lear, O’Reilly Auto Parts, Pep Boys, Sumitomo, Valeo and Yazaki.

Industrial Segment:  Provides circuit protection products for industrial and commercial customers.  Products include power fuses and other circuit protection devices, including protection and time delay relays, which are used in commercial and industrial buildings and large equipment such as HVAC systems, elevators and machine tools.  Littelfuse also supplies industrial ground fault protection in mining and other large industrial operations.  In the industrial market, Littelfuse supplies representative customers such as Agrium, Corning, Gamesa, LG, Mosaic, Potash Corporation of Saskatchewan and Trane, as well as leading industrial distributors.

For further discussion of the material elements of our business, please refer to our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent reports we file with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus.

Our principal executive offices are located at 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631.  Our telephone number is (773) 628-1000.

On January 17, 2018, pursuant to the Merger Agreement, Merger Sub 1 merged with and into IXYS, with IXYS surviving, and immediately after such merger, IXYS merged with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly owned subsidiary of Littelfuse.  Pursuant to the Merger Agreement, Littelfuse assumed outstanding options with respect to shares of IXYS common stock previously issued by IXYS, including those held by the estate of a former employee of IXYS.

THE OFFERING

Issuer	Littelfuse, Inc., a Delaware corporation.

Common stock offered	255 shares of common stock, par value $0.01 per share, all of which are issuable to the estate of a former employee of IXYS pursuant to stock options assumed by us in connection with the Merger.

Use of proceeds

We will not receive any proceeds from the sale of shares of Littelfuse common stock covered by this prospectus other than proceeds from the exercise of the options whose underlying shares of Littelfuse common stock are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes.

NASDAQ Global Select Market symbol	“LFUS”

RISK FACTORS

Investing in Littelfuse is subject to uncertainties and risks.  You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from Littelfuse’s Annual Report on Form 10-K for the year ended December 31, 2016 under the section entitled “Item 1A. Risk Factors,” from time to time in other filings with the SEC, and from Littelfuse’s Registration Statement on Form S-4 (Registration No. 333-221147), filed with the SEC on October 26, 2017, as amended, under the section entitled “Risk Factors.”  We encourage you to read these risk factors in their entirety.  In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition.  Such risks could cause actual results to differ materially from anticipated results.  This could cause the trading price of shares of Littelfuse common stock to decline, perhaps significantly, and you may lose part or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements in this prospectus that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance; economic conditions; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity price fluctuations; the effect of Littelfuse’s accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; uncertainties related to political or regulatory changes; the integration of the recently acquired business of IXYS and the risk that expected benefits, synergies and growth prospects of the acquisition of IXYS may not be achieved in a timely manner, or at all; and other risks which may be detailed in Littelfuse’s SEC filings.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements.  This prospectus should be read in conjunction with information provided in the financial statements appearing in Littelfuse’s Annual Report on Form 10-K for the year ended December 31, 2016.  For a further discussion of the risk factors of Littelfuse, please see Item 1A. “Risk Factors” to Littelfuse’s Annual Report on Form 10-K for the year ended December 31, 2016.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Littelfuse common stock covered by this prospectus other than proceeds from the exercise of the options whose underlying shares of Littelfuse common stock are covered by this prospectus.  We have no plans for the application of any of these proceeds other than for general corporate purposes.  We have no assurance that any of the options will be exercised.

PLAN OF DISTRIBUTION

We are registering 255 shares of Littelfuse common stock issuable upon the exercise of the options.

Pursuant to the terms of the applicable options, shares of Littelfuse common stock will be issued to the option holder that elects to exercise and provide payment of the exercise price.  We do not know if or when the options will be exercised.  We also do not know whether any of the shares of Littelfuse common stock acquired upon exercise of any options will subsequently be resold.  We are not using an underwriter in connection with this offering.

LEGAL OPINION

The validity of the shares of Littelfuse common stock offered hereby has been passed upon by Wachtell, Lipton, Rosen & Katz.

EXPERTS

The audited consolidated financial statements of Littelfuse, Inc. appearing in Littelfuse, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Littelfuse, Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Littelfuse files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.  You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Littelfuse, who file electronically with the SEC.  The address of that site is www.sec.gov.

Investors may also consult Littelfuse’s website for more information about Littelfuse.  Littelfuse’s website is www.littelfuse.com.  Information included on this website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.  The following documents previously filed with the SEC are incorporated by reference (other than information in such filings deemed, under SEC rules or otherwise, not to have been filed with the SEC):

(1)                   our Annual Report on Form 10-K for the year ended December 31, 2016;

(2)                   our Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2017, July 1, 2017 and September 30, 2017;

(3)                   our Current Reports on Form 8-K filed on August 28, 2017, October 16, 2017, November 1, 2017, November 15, 2017, January 4, 2018 and January 18, 2018 (other than documents or portions of those documents deemed to be furnished but not filed);

(4)                   the description of shares of Littelfuse common stock, par value $0.01 per share, contained in our Registration Statement on Form S-4 (Registration No. 333-221147) filed with the SEC on October 26, 2017, as amended, and any amendment or report filed for the purpose of updating such description; and

(5)                   the section entitled “Risk Factors” contained in our Registration Statement on Form S-4 (Registration No. 333-221147) filed with the SEC on October 26, 2017, as amended, and any amendment or report filed for the purpose of updating such section.

All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC).  Information filed with the SEC after the date of this prospectus will automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

We will provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon the written or oral request of any such person, a copy of any or all of these filings (other than exhibits to such documents, unless that exhibit is specifically incorporated by reference to that filing).  Requests should be directed to:

Littelfuse, Inc.
Attention:  Investor Relations
8755 West Higgins Road, Suite 500
Chicago, Illinois 60631
Telephone:  (773) 628-1000

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.  You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the applicable document.

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Amount to Be Paid
Securities and Exchange Commission filing fee	$—
Legal fees and expenses	10,000
Accounting fees and expenses	10,000
Printing expenses	5,000

Littelfuse will pay all of the above fees and expenses.  All expenses are estimated.

Item 15. Indemnification of Directors and Officers

DGCL.  The registrant is incorporated under the laws of the State of Delaware.  Section 145(a) of the General Corporation Law of the State of Delaware (referred to as the DGCL) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145.  Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation.  The registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by Section 145 of the DGCL, the registrant shall indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure the benefit of the heirs, executors and administrators of such a person.

Bylaws.  The registrant’s Bylaws provide that the registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the DGCL and the Certificate of the Incorporation.

Other Insurance.  The registrant maintains directors’ and officers’ liability insurance which covers certain liabilities and expenses of the registrant’s directors and officers and covers the registrant for reimbursement of payments to the registrant’s directors and officers in respect of such liabilities and expenses.

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                                 That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

3.1

Certificate of Incorporation, dated November 25, 1991, as amended April 25, 1997 (incorporated by reference to Exhibit 3.1 to Littelfuse, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016).

3.2

Bylaws of Littelfuse, Inc., as amended and restated October 24, 2014 (incorporated by reference to Exhibit 3.1 to Littelfuse, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2014).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to validity of the securities being registered.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 hereto).

23.2	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney of the directors of Littelfuse (incorporated by reference to the signature page to the Form S-4 filed October 26, 2017).

99.1	IXYS Corporation 2013 Equity Incentive Plan.*

*   Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 on Form S-3 to the Registrant’s Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois, on January 19, 2018.

LITTELFUSE, INC.

By:	/s/ Ryan K. Stafford
	Name:	Ryan K. Stafford
	Title:	Executive Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

*	Director	January 19, 2018
Tzau-Jin Chung

*	Director	January 19, 2018
Cary T. Fu

*	Director	January 19, 2018
Anthony Grillo

Director, President and Chief Executive Officer
*	(Principal Executive Officer)	January 19, 2018
David W. Heinzmann

*	Executive Chairman of the Board of Directors	January 19, 2018
Gordon Hunter

*	Director	January 19, 2018
John E. Major

*	Director	January 19, 2018
William P. Noglows

*	Director	January 19, 2018
Ronald L. Schubel

/s/ Meenal A. Sethna	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 19, 2018
Meenal A. Sethna
/s/ Jeffrey G. Gorski	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 19, 2018
Jeffrey G. Gorski

* Ryan K. Stafford, by signing his name hereto, does hereby sign this Registration Statement on behalf of the directors of the registrant above in front of whose name asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the U.S. Securities and Exchange Commission.

*By:	/s/ Ryan K. Stafford
Ryan K. Stafford
Attorney-in-Fact